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                                                                       Exhibit 6

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                           FIFTH AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF AUGUST 29, 2001,

                                      AMONG

                           EXCHANGE APPLICATIONS, INC.

                                       AND

                                       THE

                                    INVESTORS
                                IDENTIFIED HEREIN


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                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----


Section 1.  Definitions ..............................................    1

Section 2.  Required Registration ....................................    4

Section 3.  Piggyback Registration ...................................    5

Section 4.  Registrations on Form S-3 and Pursuant to Rule 415 .......    6

Section 5.  Holdback Agreement .......................................    8

Section 6.  Preparation and Filing ...................................    8

Section 7.  Expenses .................................................   10

Section 8.  Indemnification ..........................................   11

Section 9.  Underwriting Agreement ...................................   13

Section 10. Information ..............................................   13

Section 11. Exchange Act Compliance ..................................   13

Section 12. No Conflict of Rights ....................................   14

Section 13. Termination ..............................................   14

Section 14. Successors and Assigns ...................................   14

Section 15. Assignment ...............................................   14

Section 16. Entire Agreement .........................................   14

Section 17. Notices ..................................................   14

Section 18. Modifications; Amendments; Waivers .......................   16

Section 19. Counterparts .............................................   16

Section 20. Headings .................................................   17

Section 21. Governing Law ............................................   17


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                                          FIFTH AMENDED AND RESTATED
                                 REGISTRATION RIGHTS AGREEMENT (the
                                 "Agreement"), dated as of August 29, 2001, among EXCHANGE APPLICATIONS, INC., a Delaware corporation (the "Corporation"), and INVESTORS (as herein defined).

            Insight and the Corporation are party to the Fourth Amended and Restated Registration Rights Agreement, dated July 26, 2001 (the "Fourth Amended and Restated Registration Rights Agreement").

            Insight, the other Investors and the Corporation hereby desire to amend and restate the Fourth Amended and Restated Registration Rights Agreement as hereinafter set forth.

            The Investors own or have the right to purchase or otherwise acquire shares of the capital stock of the Corporation. The Corporation and the Investors deem it to be in their respective best interests to set forth the rights of the Investors in connection with public offerings and sales of the Common Stock. To that end, the Corporation and the Investors hereby set forth this Agreement.

            NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and the Investors hereby agree as follows:

      Section 1. Definitions.

            As used in this Agreement, the following terms shall have the following meanings:

         (a) "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in this definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Securities, by contract or otherwise.

         (b) "April 16 Warrant" means the Warrant dated as of April 16, 2001, issued by the Corporation to Insight.

         (c) "August 29 Warrants" means the warrants dated as of the date hereof, issued by the Corporation to certain of the Investors.

         (d) "Business Day" means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York and Massachusetts.

         (e) "Closing Date" means the date hereof.

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         (f) "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         (g) "Common Stock" means the common stock, $.001 par value per share, of the Corporation.

         (h) "Convertible Debentures" means, collectively, the (i) U.S. $7,318,307.37 million principal amount 12% Senior Subordinated Convertible Debenture, plus any accrued and unpaid interest thereon, and (ii) U.S. $5,055,890.41 principal amount 12% Senior Subordinated Convertible Debenture, plus any accrued and unpaid interest thereon, each of (i) and (ii) dated as of July 26, 2001, issued by the Corporation and eXstatic to Insight, and (iii) U.S. $15,500,000 principal amount 12% Senior Subordinated Convertible Debentures, plus any accrued and unpaid interest thereon, dated the date hereof, issued by the Corporation and eXstatic to certain Investors.

         (i) "Corporation" shall have the meaning ascribed to such term in the Caption.

         (j) "Counsel" shall have the meaning ascribed to such term in Section 6(b).

         (k) "Exchange Act" means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         (l) "eXstatic" means eXstatic Software, Inc., a Washington corporation and wholly owned subsidiary of the Corporation.

         (m) "Group" means:

                  (i) in the case of any Investor who is an individual, (i) such Investor, (ii) the spouse, parent, sibling or descendants of such Investor, (iii) all trusts for the benefit of such Investor, and (iv) all Persons principally owned by and/or organized or operating for the benefit of any of the foregoing and (v) all Affiliates of such Investor;

                  (ii) in the case of any Investor that is a partnership, (i) such Investor, (ii) its limited, special, venture and general partners,
         (iii) any Person to which such Investor shall transfer all or substantially all of its assets, and (iv) all Affiliates and employees of and consultants to, such Investor or any of its Affiliates; and

                  (iii) in the case of any Investor which is a corporation or a limited liability company, (i) such Investor, (ii) its Investors or members as the case may be, (iii) any Person to which such Investor shall Transfer all or substantially all of its assets, and (iv) all Affiliates of such Investor.

         (n) "Information" shall have the meaning ascribed to such term in
Section 6(i).

         (o) "Insight" means, collectively, InSight Venture Partners, IV, L.P., InSight Venture Partners (Cayman) IV, L.P., InSight Venture Partners IV (Fund
B), L.P. and InSight Venture Partners IV (Co-Investors), L.P., and their respective Affiliates.


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         (p) "Inspectors" shall have the meaning ascribed to such term in
Section 6(i).

         (q) "Investors" means the Persons set forth on Schedule I and each additional Person who shall execute a counterpart signature page hereto, and, subject to Section 15 hereof, includes any successor to, or assignee or transferee of, any such Person who or which agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

         (r) "New Insight Warrant" means the Warrant dated as of the date hereof, issued by the Corporation to Insight.

         (s) "Other Shares" means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

         (t) "Person" means any individual, partnership, corporation, group, trust, limited liability company or other legal entity.

         (u) "Primary Shares" means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Corporation in its treasury.

         (v) "Records" shall have the meaning ascribed to such term in Section 6(i).

         (w) "Registrable Shares" means, with respect to any Investor, (i) the shares of Common Stock held by such Investor, (ii) the shares of Common Stock issuable upon conversion of the Convertible Debentures, (iii) the shares of Common Stock issuable upon exercise of the April 16 Warrant, (iv) shares of Common Stock issuable upon exercise of the New Insight Warrant, (v) shares of Common Stock issuable upon exercise of the August 29 Warrants, (vi) the shares of Common Stock issuable upon exercise of the Series A Preferred Stock, which shares in each of (i), (ii), (iii), (iv), (v), and (vi) constitute Restricted Shares.

         (x) "Registration Statement" means any registration statement of the Corporation which covers any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         (y) "Requisite Investors" means any two of the following three Persons:
(1) Insight, (2) THK Private Equities and (3) Boston Pipes.

         (z) "Restricted Shares" means shares of Common Stock held by the Investors issued or issuable upon conversion of the Convertible Debentures, the Series A Preferred Stock or upon exercise of the Warrants which have not been registered under the Securities Act. As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) such shares are eligible to be sold or distributed pursuant to Rule 144 within any consecutive three-month period (including, without limitation, Rule 144(k)), or (iii) they shall have ceased to be outstanding.


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         (aa) "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule
144A).

         (bb) "SEC" means the U.S. Securities and Exchange Commission.

         (cc) "Securities Act" means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         (dd) "Series A Preferred Stock" means the Series A Convertible Redeemable Preferred Stock, $.001 par value per share, of the Corporation.

         (ee) "Shelf Registration" shall have the meaning ascribed to it in
Section 4(b).

         (ff) "Silicon Valley Shares" means collectively the shares of Common Stock issuable upon exercise of the Warrant, dated (i) April 24, 2001, and (ii) July 26, 2001, both (i) and (ii) issued by the Corporation to Silicon Valley Bank.

         (gg) "Warrants" means, collectively, the (i) April 16 Warrant, (ii) the New Insight Warrant and (iii) the August 29 Warrants.

         Section 2. Required Registration.

         (a) From and after the Closing Date, if the Requisite Investors shall in writing state that such holders desire to sell Registrable Shares in the public securities markets and request the Corporation to effect the registration under the Securities Act of Registrable Shares, the Corporation shall promptly use commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Shares which the Corporation has been so requested by the Requisite Investors to register.

         (b) Anything contained in Section 2(a) to the contrary notwithstanding, the Corporation shall not be obligated to effect any registration under the Securities Act pursuant to Section 2(a) except in accordance with the following provisions:

                  (i) The Corporation shall not be obligated to use commercially reasonable efforts to file and cause to become effective (A) more than two Registration Statements initiated pursuant to this Section 2(a); provided, however, that if the Investors were unable to sell at least 90% of the Registrable Shares requested to be included in the last registration initiated by such group of Investors pursuant to Section 2(a) as a result of an underwriter's cutback, then additional registrations shall be added to this Section 2(b) until the foregoing condition is satisfied for such initiating group of Investors, or (B) any Registration Statement during any period in which any other Registration Statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares or Other Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days.


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                  (ii) The Corporation may delay the filing or effectiveness of any Registration Statement for a period of up to 90 days after the date of a request for registration pursuant to Section 2(a), if at the time of such request (i) the Corporation is engaged, or has fixed plans to engage within 90 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the Investors holding Registrable Shares may include such Registrable Shares pursuant to Section 3 or (ii) the Corporation reasonably determines that such registration and offering would interfere with any material transaction involving the Corporation; provided, however, that the Corporation may only delay the filing or effectiveness of a registration statement pursuant to this Section 2(b) for a total of 90 days after the date of a request for registration.

                  (iii) With respect to any registration pursuant to this
         Section 2(a), the Corporation shall give notice of such registration to the Investors who do not request registration hereunder and to the holders of all Other Shares which are entitled to registration rights and the Corporation may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

                           (A) first, pro rata among (x) the Registrable Shares
                  requested by the Investors to be included in such registration (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such Investor), (y) the Other Shares (only to the extent required by an effective Registration Rights Agreement entered into prior to March 28, 2001 between the Corporation and the holders of such Other Shares) and (z) the Silicon Valley Shares;

                           (B) second, the Primary Shares; and;

                           (C) third, the Other Shares which are entitled to
                  registration rights.

         (c) A requested registration under Section 2(a) may be rescinded as to all of the Registrable Shares requested to be so registered prior to such registration being declared effective by the Commission by written notice from such Requisite Investors to the Corporation; provided, however, that such rescinded registration shall not be deemed a Registration Statement initiated pursuant to Section 2(a) for the purpose of Section 2(b)(i)(A) if the Corporation shall have been reimbursed for all out-of-pocket expenses incurred by the Corporation in connection with such rescinded registration.

         Section 3. Piggyback Registration.

         (a) From and after the Closing Date, if the Corporation at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on


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Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall give written notice to the Investors of its intention to so register such Primary Shares or Other Shares at least 30 days before the initial filing of such Registration Statement and, upon the written request, delivered to the Corporation within 20 days after delivery of any such notice by the Corporation, of the Investors to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration and shall state that the Investors desire to sell such Registrable Shares in the public securities markets), the Corporation shall use commercially reasonable efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Corporation, then the number of Primary Shares, Registrable Shares and Other Shares) proposed to be included in such registration shall be included in the following order:

                  (i) first, pro rata among (w) the Corporation and the holders of Other Shares initiating such registration, as the case may be, (x) Investors requesting their Registrable Shares be included in such registration (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder), (y) the Other Shares (only to the extent required by an effective Registration Rights Agreement entered into prior to March 28, 2001 between the Corporation and the holders of such Other Shares) and (z) the Silicon Valley Shares; and

                  (ii) second, the Other Shares which are entitled to registration rights and are held by holders who are not initiating such registration under this Section 3.

         (b) The number of requests permitted by the Investors pursuant to this
Section 3 shall be unlimited.

         Section 4. Registrations on Form S-3 and Pursuant to Rule 415.

         (a) Registration on Form S-3. Anything contained in Section 2 to the contrary notwithstanding, from and after the Closing Date, at such time as the Corporation shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, each Investor holding Registrable Shares then outstanding shall have the right to request in writing that the Corporation effect the registration of Registrable Shares on Form S-3 or such successor form, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof and (ii) state the intended method of disposition of such Registrable Shares. The Corporation shall use commercially reasonable efforts to promptly effect the registration under the Securities Act of the Registrable Shares so requested to be registered. A requested registration on Form S-3 or any such successor form in compliance with this Section 4(a) shall not count as a registration statement initiated pursuant to Section 2(a) for purposes of Section 2 (b)(i)(A) and, except as otherwise expressly provided in this Section 4(a), shall otherwise be subject to Section 2. The number of requests permitted by the Investors pursuant to this Section 4(a) shall be unlimited; provided, however, that the


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Investors shall not be permitted to effect more than one registration pursuant to this Section 4(a) during any 180-day period.

         (b) Registration Pursuant to Rule 415.

                  (i) Anything contained in Section 2 to the contrary notwithstanding, from and after the Closing Date, at such time as the Corporation shall have qualified for use of a registration statement filed pursuant to Rule 415 of the Securities Act or such successor rule, the Requisite Investors shall have the right to request in writing that the Corporation effect a continuous or delayed registration of Registrable Shares on a registration statement filed pursuant to Rule 415 of the Securities Act or such successor rule (a "Shelf Registration"), which request shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof and (ii) state the intended method of disposition of such Registrable Shares. The Corporation shall use commercially reasonable efforts to promptly effect the registration under the Securities Act of the Registrable Shares so requested to be registered and shall cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such Registrable Securities, but in no event longer than 180 days. A requested registration made pursuant to this Section 4(b) shall not count as a registration statement initiated pursuant to Section 2(a) for purposes of Section 2(b)(i)(A) and, except as otherwise provided on this 4(b), shall otherwise be subject to Section 2. The number of requests permitted by the Investors pursuant to this Section 4(b) shall be one.

                  (ii) If and whenever the Corporation is required by the provisions of this Section 4(b) to effect the registration of Registrable Securities under Rule 415 of the Securities Act, the Corporation will:

                           (A) prepare and file with the SEC such amendments to
                  such Shelf Registration and supplements to the prospectus contained therein as may be necessary to keep such Shelf Registration effective for such period as may be reasonably necessary to effect the sale of such Registrable Securities, but in no event longer than 180 days;

                           (B) prepare and promptly file with the SEC and
                  promptly notify the Investors of the filing of such amendment or supplement to such Shelf Registration or prospectus as may be necessary to correct any statements or omission if, at the time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and promptly provide to the Investors sufficient copies of such amended or supplemented prospectus so that it can be delivered to the Investors of the Registrable Securities as required by the Securities Act and the regulations thereunder;


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                           (C) advise the Investors, promptly after it shall
                  receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Shelf Registration or the initiation or threatening of any proceeding for that purpose, promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and promptly notify the Investors of the forbearance, lifting or withdrawal of such stop order or proceeding;

         Section 5. Holdback Agreement.

            If the Corporation at any time pursuant to Sections 2 or 3 of this Agreement shall register under the Securities Act Registrable Shares held by the Investors for sale to the public pursuant to an underwritten offering, the Corporation shall not effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the Corporation and the managing underwriters, which period shall not be less than 5 days.

         Section 6. Preparation and Filing.

            If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

         (a) use commercially reasonable efforts to cause a Registration Statement that registers such Registrable Shares to become and remain effective for a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier);

         (b) furnish, at least five Business Days before filing a Registration Statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or prospectus, to one counsel selected by the Investors ("Counsel") copies of all such documents proposed to be filed (it being understood that such five-Business Day period need not apply to amendments or successive drafts of the same document proposed to be filed so long as such amendments or successive drafts are supplied to Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

         (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for at least an additional period of 90 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

         (d) promptly notify Counsel in writing (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the


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issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

         (e) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the holders of the Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of such holders' Registrable Shares; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);

         (f) furnish to the holders of such Registrable Shares such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

         (g) without limiting subsection (e) above, use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities of the United States as may be necessary by virtue of the business and operations of the Corporation to enable the holders of such Registrable Shares to consummate the disposition of such Registrable Shares;

         (h) notify the holders of such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this Section 6, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such holders, prepare and furnish to such holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (i) make available upon reasonable notice and during normal business hours, for inspection by any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the underwriter (the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information (together with the Records, the "Information")


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

reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public, and the Investors agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at the Corporation's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

         (j) if required by the underwriters, use commercially reasonable efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

         (k) if required by the underwriters, use commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form;

         (l) provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;

         (m) issue to any underwriter to which the holders of such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

         (n) use commercially reasonable efforts to qualify such Registrable Shares for listing on the Nasdaq Stock Market or such other national securities exchange on which the Corporation shall from time to time list its securities;

         (o) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission; and

         (p) subject to all the other provisions of this Agreement, use commercially reasonable efforts to take all other commercially reasonable steps necessary to effect the registration of such Registrable Shares contemplated hereby.

            Each holder of the Registrable Shares upon receipt of any notice from the Corporation of any event of the kind described in Section 6(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 6(h) hereof, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

         Section 7. Expenses.

            All expenses incurred by the Corporation in complying with Section 6, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation's counsel and accountants and reasonable fees and expenses of Counsel shall be paid by the Corporation.

         Section 8. Indemnification.

         (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holders of Registrable Shares, each underwriter, broker or any other Person acting on behalf of the holders of Registrable Shares, and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other Person acting on behalf of the holders of Registrable Shares and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation by the holders of Registrable Shares or their counsel or underwriter specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any Investor, underwriter, broker or other Person acting on behalf of holders of the Restricted Shares, from whom the Person asserting any loss, claim, damage, liability or expense purchased the Restricted Shares which are the subject thereof, if a copy of such final prospectus had been made available to such Person and such Investor, underwriter, broker or other Person acting on behalf of holders of the Registrable Shares and such final prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

         (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section
8) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Shares and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter by such holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 8. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 8; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

         (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person.

         Section 9. Underwriting Agreement.

            Notwithstanding the provisions of Sections 5, 6, 7 and 8, to the extent that the Investors shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such agreement addressing such issue or issues shall control; provided, however, that any such agreement to which the Corporation is not a party shall not be binding upon the Corporation. No holder may participate in any underwritten registration hereunder unless such holder
(a) agrees to sell such holder's securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably and customarily required under the terms of such underwriting arrangements.

         Section 10. Information.

            Each Investor shall furnish to the Corporation such written information regarding such Person and the distribution proposed by such Person as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         Section 11. Exchange Act Compliance.

            The Corporation shall use commercially reasonable efforts to comply with all of the reporting requirements of the Exchange Act applicable to it (whether or not it shall be required to do so) and to comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Corporation shall cooperate with the Investors supplying such information as may be necessary for the Investors to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

         Section 12. No Conflict of Rights.

            The Corporation shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted hereby.

         Section 13. Termination.

            This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Shares outstanding.

         Section 14. Successors and Assigns.

            This Agreement shall bind and inure to the benefit of the Corporation and the Investors and, subject to Section 15, the respective successors and assigns of the Corporation and the Investors.

         Section 15. Assignment.

         (a) Each Investor may assign its rights hereunder to (i) a member of the Group of such Investor without the consent of the Corporation or (ii) any other purchaser or transferee from such Investor of Restricted Shares with the consent of the Corporation; provided, that any such assignment is in connection with the assignment of at least 1,000,000 Registrable Shares; provided, further, however, that any such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor, whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee had originally been a party hereto and was originally included in the definition of an Investor herein.

         Section 16. Entire Agreement.

            This Agreement and the other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement among the Investors and the Corporation with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto, including, without limitation, the Fourth Amended and Restated Registration Rights Agreement, all of which are hereby automatically terminated in their entirety and of no further force or effect, without any action by the parties thereto.

         Section 17. Notices.

            All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

               (i)   if to the Corporation, to:

                     Exchange Applications, Inc.
                     89 South Street
                     Boston, Massachusetts 02111
                     Attention:  Andrew Frawley
                     Telephone: (617) 737-2244
                     Telecopy:  (617) 443-9143

                         with a copy to:

                         Bingham Dana LLP
                         399 Park Avenue
                         New York, N.Y. 10022-4689
                         Attention: Neil W. Townsend, Esq.
                         Telephone: (212) 318-7722
                         Telecopy: (212) 752-5378

                (ii)  if to the Investors, to:

                      InSight Venture Partners
                      680 Fifth Avenue, 8th Floor
                      New York, N.Y. 10019
                      Attention:  Deven Parekh
                      Telephone:  (212) 230-9200
                      Telecopy:  (212) 230-9272

                         with a copy to:

                         O'Sullivan LLP
                         30 Rockefeller Plaza
                         New York, N.Y. 10112
                         Attention:    Ilan S. Nissan, Esq.
                         Telephone: (212) 408-2400
                         Telecopy: (212) 408-2420

                      Boston Pipes, LLC
                      2373 Broadway, Suite 1208
                      New York, NY  10024
                      Telecopy:  (646) 435-0726

                         with a copy to:

                         Proskauer Rose LLP
                         1585 Broadway
                         New York, New York 10036
                         Attention:  Adam J. Kansler, Esq.
                         Telephone: (212) 969-3000
                         Telecopy: (212) 969-2900

                      THK Private Equities
                      c/o Theodore H. Kruttschnitt
                      1730 So. El Camino Real, Suite 400
                      San Mateo, CA  94402

                      Steven Friedman
                      9625 Snake River Drive
                      Jackson, WY  83001
                      (307) 734-0186

                      SKP Investments


                      Dobkin Family Foundation
                      160 Old Church Lane
                      Pound Ridge, NY  10576
                      (914) 764-0944

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following such dispatch and (c) in the case of mailing, on the third Business Day after the posting thereof.

         Section 18. Modifications; Amendments; Waivers.

            The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed, in the case of a modification or amendment, by the Corporation and the Investors holding at least a majority of the outstanding Registrable Shares at such time, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that any proposed modification, amendment or waiver that uniquely and adversely affects an Investor shall require such Investor's prior written approval.

         Section 19. Counterparts.

            This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 20. Headings.

            The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         Section 21. Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

            IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Registration Rights Agreement on the date first written above.

                                    CORPORATION:

                                    EXCHANGE APPLICATIONS, INC.


                                    By:  ______________________________
                                         Name:
                                         Title:

                                   INVESTORS:


                                    INSIGHT VENTURE PARTNERS IV, L.P.
                                    INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
                                    INSIGHT VENTURE PARTNERS IV (FUND B), L.P.
                                    INSIGHT VENTURE PARTNERS IV
                                    (CO-INVESTORS), L.P.

                                    By: Insight Venture Associates IV, L.L.C.,
                                    the general partner to each of the
                                    above-referenced entities:


                                    By:  _____________________________________
                                         Name:
                                         Title:

            IN WITNESS WHEREOF, each of the undersigned has duly executed this Fifth Amended and Restated Registration Rights Agreement as of the date first written above.



                                    SKP INVESTMENTS LLC


                                    By:  _____________________________________
                                         Name:
                                         Title:

            IN WITNESS WHEREOF, each of the undersigned has duly executed this Fifth Amended and Restated Registration Rights Agreement as of the date first written above.



                                    THK PRIVATE EQUITIES


                                    By:  _____________________________________
                                         Name:  Theodore H. Kruttschnitt
                                         Title:  Principal

            IN WITNESS WHEREOF, each of the undersigned has duly executed this Fifth Amended and Restated Registration Rights Agreement as of the date first written above.



                                    DOBKIN FAMILY FOUNDATION


                                    By: ________________________________
                                        Name:  Eric Dobkin
                                        Title:  Trustee

            IN WITNESS WHEREOF, each of the undersigned has duly executed this Fifth Amended and Restated Registration Rights Agreement as of the date first written above.



                                    BOSTON PIPES, LLC


                                    By:  _____________________________________
                                         Name:
                                         Title:

            IN WITNESS WHEREOF, each of the undersigned has duly executed this Fifth Amended and Restated Registration Rights Agreement as of the date first written above.




                                    _____________________________________
                                    STEVE FRIEDMAN

                                   SCHEDULE 1


                                    Investors


InSight Venture Partners IV, L.P.
InSight Venture Partners (Cayman) IV, L.P.
InSight Venture Partners IV (Fund B), L.P.
InSight Venture Partners IV (Co-Investors), L.P.
SKP Investments LLC
THK Private Equities
Dobkin Family Trust
Boston Pipes, LLC
Steven Friedman